o:\home\dept550\equity\n-sar498.arsof

ACM MUNICIPAL SECURITIES INCOME FUND, INC.
Exhibit 77C
811-7510




The Annual Meeting of Shareholders of ACM
Managed Income Fund, Inc. was held on March 28,
2000. A description of each proposal and number of shares voted at the meeting are as follows:

1. To Elect Directors:

  Preferred Series A         Shares Voted For
Withheld Authority
   (term expires 2003)
   John D. Carifa                  1,200
0
   Ruth Block                 1,200
0
   Robert C. White            1,200
0

  Preferred Series B
   (term expires 2003)
   John D. Carifa                  1,200
0
   Ruth Block                 1,200
0
   Robert C. White            1,200
0

  Preferred Series C
   (term expires 2003)
   John D. Carifa                  1,186
14
   Ruth Block                 1,186
14
   Robert C. White            1,186
14

   Class Three Director
   (term expires 2003)
   John D. Carifa                8,706,995
167,025

2. To ratify the selection     Shares
Shares Voted    Shares
   of Ernst & Young LLP as    Voted For
Against        Abstained
   the Fund's independent
   auditors for the Fund's
   fiscal year ending
   October 31, 2000.

     Preferred Series A   1,200
0
     Preferred Series B    972
3           224
     Preferred Series C    972
3           224
     Common Stock        8,711,326        56,158
106,537

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